Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dipexium Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert G. Shawah, Chief Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                                                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                                                                      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dipexium Pharmaceuticals, Inc.

By:	/s/ Robert G. Shawah
Robert G. Shawah
Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)

August 12, 2015